EXHIBIT 23.1

                                     CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our report dated February 2, 1996, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995, annual report on Form 10-K of Bowater Incorporated.


                                                                                                                            Filing
                            Form S-1                                                                                         Date
                           No. 33-2444                             -Dividend Reinvestment and Stock Purchase Plan           12/27/85
                                                                   of Bowater Incorporated

                            Form S-8
                           No. 2-92899                             -Bowater Incorporated 1984 Stock Option Plan              8/23/84
                           No. 2-92900                             -Bowater Incorporated Salaried Employees'                 8/23/84
                                                                   Savings Plan
                           No. 33-7468                             -Bowater Carolina Hourly Employees'                       7/24/86
                                                                   Profit-Sharing Plan
                           No. 33-16277                            -Bowater Southern Hourly Employees'                       8/25/87
                                                                   Profit-Sharing Plan
                           No. 33-25166                            -Bowater Incorporated 1988 Stock Incentive Plan          10/27/88
                           No. 33-44887                            -Great Northern Paper, Inc. Salaried Employees'          12/31/91
                                                                   Savings and Capital Growth Plan
                           No. 33-50152                            -Bowater Incorporated 1992 Stock Incentive Plan           7/28/92
                           No. 33-61219                            -The Deferred Compensation Plan for Outside               7/21/95
                                                                   Directors of Bowater Incorporated
                           No. 33-64371                            -Great Northern Paper, Inc. Hourly 401(k) Savings        11/17/95
                                                                   Plan
                           No. 33-64373                            -Bowater Communication Papers Inc. Employees'            11/17/95
                                                                   Savings Plan
                           No. 333-00555                           -Bowater Incorporated Salaried Employees'                 1/30/96
                                                                   Savings Plan
                           No. 333-00587                           -Great Northern Paper, Inc. Savings and Capital           1/31/96
                                                                   Growth Plan for Salaried Employees


                                                       /s/ KPMG Peat Marwick LLP
                           Greenville, South Carolina
                           March 27, 1996


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